UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 19, 2014

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2014, the shareholders of the Company approved the adoption of the Company’s 2014 Equity Incentive Plan (the “Plan”), which was previously approved by the Company’s Board of Directors on June 25, 2014. The Plan reserves 1,600,000 shares of common stock of the Company for issuance to current and prospective employees, consultants, current non-employee directors of the Company or other eligible participants under the Plan. A summary of the Plan was included in the Annual Meeting Proxy Statement (the “Proxy Statement”).  The summary of the Plan is qualified in its entirety by reference to the full text of the 2014 Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of RiceBran Technologies (the “Company”) was held on August 19, 2014.  At the Annual Meeting, the shareholders voted on the following proposals and cast their votes as described below.

1.	Election of seven (7) members to the board of directors:

	Votes For	Votes Withheld	Broker Non-Votes
W. John Short	2,353,112	156,753	2,460,286
David Goldman	2,387,528	112,337	2,460,286
Baruch Halpern	2,366,814	143,051	2,460,286
Henk W. Hoogenkamp	2,267,928	241,937	2,460,286
Robert S. Kopriva	2,390,889	118,976	2,460,286
Robert C. Schweitzer	2,387,690	122,175	2,460,286
Peter A. Woog	2,392,632	117,233	2,460,286

2.	Approved the Company’s 2014 Equity Incentive Plan:

Votes For	Votes Against	Abstained	Broker Non-Votes
2,197,168	308,398	4,299	2,460,286

3.	Approved, on a nonbinding advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement:

Votes For	Votes Against	Abstained	Broker Non-Votes
2,268,259	236,566	5,040	2,460,286

4.	Ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the for the year ending December 31, 2014:

Votes For	Votes Against	Abstained
4,795,468	162,291	12,392

Item 9.01                          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
10.1	2014 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: August 21, 2014	By:	/s/ J. Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)